U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 6, 2010
AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip code)
415-394-9000

(Registrant’s telephone number, including area code)
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     At the Company’s 2010 Annual Meeting of Stockholders (“Annual Meeting”), the stockholders of AMB Property Corporation (the “Company”) approved the two proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement, dated March 24, 2010.
1.	Election of nine directors to the Company’s Board of Directors to serve for an annual term.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Hamid R. Moghadam	124,039,228	5,276,141	43,914	5,290,791
T. Robert Burke	125,690,640	3,660,953	7,690	5,290,791
David A. Cole	113,906,576	15,445,017	7,690	5,290,791
Lydia H. Kennard	128,445,845	905,991	7,447	5,290,791
J. Michael Losh	108,826,968	20,524,625	7,690	5,290,791
Frederick W. Reid	128,574,754	776,939	7,590	5,290,791
Jeffrey L. Skelton	125,618,657	3,723,836	7,790	5,290,791
Thomas W. Tusher	125,468,612	3,883,081	7,590	5,290,791
Carl B. Webb	128,719,912	631,760	7,611	5,290,791
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes

133,617,410	1,009,712	22,952	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: May 7, 2010	By:	/s/ Tamra D. Browne
Tamra D. Browne
SVP, General Counsel and Secretary